Exhibit 99.1

QlikTech Announces Second Quarter 2012 Financial Results

•	Total revenue of $85.8 million increases 16% year-over-year and 24% on a constant currency basis

RADNOR, Pennsylvania – July 26, 2012—Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the second quarter ended June 30, 2012.

Lars Björk, Chief Executive Officer of QlikTech, stated, “Our second quarter results were impacted by the challenging macroeconomic environment and as a result, we fell short of our expectations. Despite that, we were still able to post solid growth on a constant currency basis across all our sales territories, even in Europe.” Björk added, “Given the broader business environment, we are adapting our sales execution in order to achieve continued growth, and we remain confident in our market opportunity, competitive position, and the proven ROI QlikView delivers to our customers.”

Financial Highlights for the Second Quarter Ended June 30, 2012

Total revenue for the second quarter of 2012 was $85.8 million, an increase of 16% year-over-year and 24% year-over-year on a constant currency basis. License revenue was $50.0 million, an increase of 10% year-over-year and 18% year-over-year on a constant currency basis. Maintenance revenue was $28.6 million, an increase of 31% year-over-year and 41% year-over-year on a constant currency basis. Professional services revenue was $7.2 million, an increase of 4% year-over-year and 11% year-over-year on a constant currency basis.

GAAP loss from operations for the second quarter of 2012 was ($2.4) million, compared to GAAP loss from operations of ($3.6) million for the second quarter of 2011. GAAP net loss was ($2.0) million, or ($0.02) per basic and diluted common share, compared to a GAAP net loss of ($2.7) million or ($0.03) per basic and diluted common share, in the second quarter of 2011.

Non-GAAP income from operations, which excludes stock-based compensation, employer payroll taxes on stock transactions and lease termination costs, was $2.4 million for the second quarter of 2012, compared to non-GAAP income from operations of $1.4 million for the second quarter of 2011. Non-GAAP net income, which also assumes a 32% estimated long-term effective tax rate, was $1.7 million for the second quarter of 2012, compared to non-GAAP net income of $1.2 million for the second quarter of 2011. Non-GAAP net income per diluted common share for the second quarter of 2012 was $0.02, compared to non-GAAP net income per diluted common share of $0.01 for the second quarter of 2011.

GAAP and non-GAAP net income (loss) for the second quarter of 2012 include a $0.1 million foreign exchange gain, compared to a foreign exchange gain of $0.4 million in the prior year period.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and six months ended June 30, 2012 and 2011. An explanation of these and other measures, including constant currency comparisons, is also included below under the heading “Non-GAAP Financial Measures.”

Cash and cash equivalents grew to $195.1 million on June 30, 2012, an increase of $17.7 million compared to $177.4 million on December 31, 2011. For the six months ended June 30, 2012, net cash provided by operating activities was $29.3 million, compared to $12.2 million for the six months ended June 30, 2011.

Other Second Quarter and Recent Business Highlights:

•

Revenue in the Americas was $28.9 million, up 27% over the prior year period and representing 34% of total revenue. European countries generated $48.7 million in revenue, up 9% over the prior year period and representing 57% of total revenue. Rest of World revenue was $8.2 million, up 25% over the prior year period and representing 9% of total revenue.

•

On a constant currency basis, revenue in the Americas increased 30% over the prior year period, European revenue increased 20% over the prior year period, and revenue from Rest of World increased 32% over the prior year period.

•	Ended the second quarter of 2012 with an active customer count of approximately 26,000.

•

Added new customers during the second quarter including Bell Helicopter, Columbia University, For Eyes Optical, Moen Incorporated, Nationwide Mutual Insurance, and New York City Department of Design and Construction.

•

Expanded numerous customer engagements globally through our land and expand strategy including Allina Health System, Inc., Belgacom, Biogen Idec, BNP Paribas, Canon Europa NV, City of Melbourne, Lenovo (Deutschland) GmbH, Edwards Life Sciences Corporation, Mentor Graphics, Monsanto Company, Pandora A/S, RWE IT GmbH, Sunovion Pharmaceuticals Inc., Vodafone D2 GmbH and Xerox India.

•

Acquired Expressor Software’s data management solution to help facilitate the expansion of QlikView deployments so that more people in an organization can have the data they need to make better decisions and IT can have confidence in the data they use.

•

Joined the Google Cloud Platform Partner Program as a Technology Partner. QlikTech enables customers and partners to build Business Discovery solutions that take advantage of the computing power and scalability of Google’s Cloud Platform.

•	Announced that all of the top twenty financial services institutions based in North America and Europe use the QlikView Business Discovery Platform.

Business Outlook

Based on information available as of July 26, 2012, QlikTech is issuing guidance for the third quarter and full year 2012 as follows:

Third Quarter 2012: The company expects total revenue for the third quarter to be in the range of $87.0 million to $90.0 million, non-GAAP income from operations to be in the range of $3.0 million to $5.0 million and non-GAAP net income per diluted common share to be in the range of $0.02 to $0.04. QlikTech’s expectations of non-GAAP income from operations and non-GAAP net income per diluted common share for the third quarter exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assume an estimated long-term effective tax rate of 32% and weighted average shares outstanding of approximately 88 million.

Full Year 2012: The company expects 2012 total revenue to be in the range of $376.0 million to $386.0 million, non-GAAP income from operations to be in the range of $42.0 million to $47.0 million and non-GAAP net income per diluted common share to be in the range of $0.31 to $0.35. QlikTech’s expectations of non-GAAP income from operations and non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assume an estimated long-term effective tax rate of 32% and weighted average shares outstanding of approximately 88 million.

QlikTech’s expectations of total revenue, non-GAAP income from operations and non-GAAP income per diluted common share for the third quarter and full year 2012 assume that foreign currency exchange rates for the third quarter and full year 2012 will approximate current exchange rates.

Conference Call and Webcast Information

QlikTech will host a conference call on July 26, 2012, at 5:00 p.m. Eastern Time (ET) to discuss the company’s second quarter 2012 financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until August 2, 2012 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 99555729. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com, and a replay will be archived on the website as well.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors. In addition, QlikTech believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three and six months ended June 30, 2012 and 2011, non-GAAP income (loss) from operations is determined by taking loss from operations and adding back non-cash stock-based compensation expense, employer payroll taxes on stock transactions, and lease termination costs. Non-GAAP net income (loss) is determined by taking loss before benefit for income taxes and adding back non-cash stock-based compensation expense, employer payroll taxes on stock transactions, and lease termination costs and the result is tax affected at an estimated long-term effective tax rate of 32%.

QlikTech believes these adjustments provide useful information to both management and investors due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•

Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.

•

Lease termination costs. Lease termination costs include termination costs to settle lease obligations related to facilities which are no longer occupied as well as the write-off of leasehold improvements related to those facilities that are no longer in use. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three and six months ended June 30, 2012, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense and employer payroll taxes on stock transactions and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the third quarter and full year 2012 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 26,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; currency fluctuations that affect our revenues and costs; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Investor Contact:

Staci Mortenson

ICR

IR@qliktech.com

+1 (484) 685-0578

Media Contact:

Maria Scurry

Qlik Technologies

Maria.Scurry@qliktech.com

+1 (508) 409-7939

Qlik Technologies Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
License revenue	$50,048	$45,329	$96,367	$83,214
Maintenance revenue	28,560	21,780	55,002	41,157
Professional services revenue	7,193	6,933	13,587	12,690

Total revenue	85,801	74,042	164,956	137,061

Cost of revenue[1]:
License revenue	778	777	1,354	1,692
Maintenance revenue	1,969	1,697	4,080	3,436
Professional services revenue	6,866	6,126	13,474	11,696

Total cost of revenue	9,613	8,600	18,908	16,824

Gross profit	76,188	65,442	146,048	120,237

Operating expenses[1]:
Sales and marketing	50,933	46,072	100,270	86,554
Research and development	7,960	6,531	15,645	12,336
General and administrative	19,649	16,440	40,265	29,957

Total operating expenses	78,542	69,043	156,180	128,847

Loss from operations	(2,354)	(3,601)	(10,132)	(8,610)

Other income (expense):
Interest income (expense), net	65	27	99	60
Foreign exchange gain (loss) and other income (expense), net	50	361	(1,378)	(1,113)

Total other income (expense), net	115	388	(1,279)	(1,053)

Loss before benefit for income taxes	(2,239)	(3,213)	(11,411)	(9,663)

Benefit for income taxes	198	506	1,834	1,878

Net loss	$(2,041)	$(2,707)	$(9,577)	$(7,785)

Net loss per common share Basic and diluted	$(0.02)	$(0.03)	$(0.11)	$(0.10)
Weighted average number of common shares outstanding Basic and diluted	85,416,641	81,724,971	85,024,843	80,486,401

[1]	Certain prior period amounts have been reclassified in the unaudited Consolidated Statements of Operations in order to conform to the current period presentation.

Stock-based compensation expense for the three and six months ended June 30, 2012 and 2011 is included in the unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Cost of revenue	$329	$156	$668	$252
Sales and marketing	2,530	1,079	4,839	1,928
Research and development	435	91	865	133
General and administrative	1,131	674	2,076	1,187

	$4,425	$2,000	$8,448	$3,500

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income (loss) from operations:
GAAP loss from operations	$(2,354)	$(3,601)	$(10,132)	$(8,610)
Stock-based compensation expense	4,425	2,000	8,448	3,500
Employer payroll taxes on stock transactions	280	810	1,730	1,800
Lease termination costs	—	2,236	—	2,236

Non-GAAP income (loss) from operations	$2,351	$1,445	$46	$(1,074)

Non-GAAP income (loss) from operations as a percentage of total revenue	2.7%	2.0%	0.0%	-0.8%
GAAP loss from operations as a percentage of total revenue	-2.7%	-4.9%	-6.1%	-6.3%
Reconciliation of non-GAAP net income (loss):
GAAP net loss	$(2,041)	$(2,707)	$(9,577)	$(7,785)
Stock-based compensation expense	4,425	2,000	8,448	3,500
Employer payroll taxes on stock transactions	280	810	1,730	1,800
Lease termination costs	—	2,236	—	2,236
Income tax adjustment*	(987)	(1,093)	(1,439)	(1,197)

Non-GAAP net income (loss)	$1,677	$1,246	$(838)	$(1,446)

Non-GAAP net income (loss) per common share—basic	$0.02	$0.02	$(0.01)	$(0.02)

Non-GAAP net income (loss) per common share—diluted	0.02	0.01	(0.01)	(0.02)

GAAP net loss per common share—basic and diluted	$(0.02)	$(0.03)	$(0.11)	$(0.10)

Non-GAAP weighted average number of common shares outstanding—basic	85,416,641	81,724,971	85,024,843	80,486,401

Non-GAAP weighted average number of common shares outstanding—diluted	88,167,281	86,807,408	85,024,843	80,486,401

GAAP weighted average number of common shares outstanding—basic and diluted	85,416,641	81,724,971	85,024,843	80,486,401

*	Income tax adjustment is used to adjust the GAAP benefit for income taxes to a non-GAAP benefit or provision for income taxes utilizing an estimated long-term effective tax rate of 32%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$85,801	$74,042	16%	$164,956	$137,061	20%
Estimated impact of foreign currency fluctuations			8%			6%

Total revenue constant currency growth rate			24%			26%

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$50,048	$45,329	10%	$96,367	$83,214	16%
Estimated impact of foreign currency fluctuations			8%			5%

License revenue constant currency growth rate			18%			21%

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$28,560	$21,780	31%	$55,002	$41,157	34%
Estimated impact of foreign currency fluctuations			10%			6%

Maintenance revenue constant currency growth rate			41%			40%

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$7,193	$6,933	4%	$13,587	$12,690	7%
Estimated impact of foreign currency fluctuations			7%			5%

Professional services revenue constant currency growth rate			11%			12%

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$28,931	$22,736	27%	$54,894	$43,372	27%
Estimated impact of foreign currency fluctuations			3%			2%

Americas revenue constant currency growth rate			30%			29%

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$48,634	$44,738	9%	$94,654	$82,005	15%
Estimated impact of foreign currency fluctuations			11%			9%

Europe revenue constant currency growth rate			20%			24%

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% change	2012	2011	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$8,236	$6,568	25%	$15,408	$11,684	32%
Estimated impact of foreign currency fluctuations			7%			4%

Rest of World revenue constant currency growth rate			32%			36%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,121	$177,413
Accounts receivable, net	74,243	111,710
Prepaid expenses and other current assets	16,566	10,194
Deferred income taxes	760	753

Total current assets	286,690	300,070
Property and equipment, net	14,032	10,766
Intangible assets, net	121	198
Goodwill	13,734	2,800
Deferred income taxes	2,092	2,303
Deposits and other noncurrent assets	2,035	1,571

Total assets	$318,704	$317,708

Liabilities and stockholders’ equity
Current liabilities:
Line of credit, net	$—	$326
Accounts payable	5,419	4,847
Deferred revenue	65,492	63,914
Accrued payroll and other related costs	25,667	30,572
Accrued expenses	18,969	18,391

Total current liabilities	115,547	118,050
Long-term liabilities:
Deferred revenue	1,992	3,202
Other long-term liabilities	5,898	6,921

Total liabilities	123,437	128,173
Commitments and contingencies
Stockholders’ equity:
Common stock	9	8
Additional paid-in-capital	196,267	180,058
Retained earnings (Accumulated deficit)	(400)	9,177
Accumulated other comprehensive income (loss)	(609)	292

Total stockholders’ equity	195,267	189,535

Total liabilities and stockholders’ equity	$318,704	$317,708

Qlik Technologies Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net loss	$(9,577)	$(7,785)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,316	1,196
Stock-based compensation expense	8,448	3,500
Excess tax benefit from stock-based compensation	(4,185)	—
Other non cash items	2,526	544
Changes in assets and liabilities:
Accounts receivable	35,678	18,515
Prepaid expenses and other assets	(6,895)	(6,263)
Deferred revenues	1,372	2,284
Accounts payable and other liabilities	(418)	166

Net cash provided by operating activities	29,265	12,157
Cash flows from investing activities
Acquisitions, net of cash acquired	(10,792)	—
Purchase of property and equipment	(5,375)	(5,139)

Net cash used in investing activities	(16,167)	(5,139)
Cash flows from financing activities
Proceeds from exercise of common stock options	3,577	6,127
Excess tax benefit from stock-based compensation	4,185	—
Payments on contingent consideration	(202)	(179)
Payments on line of credit	(356)	—

Net cash provided by financing activities	7,204	5,948
Effect of exchange rate on cash	(2,594)	2,825

Net increase in cash and cash equivalents	17,708	15,791
Cash and cash equivalents, beginning of period	177,413	158,712

Cash and cash equivalents, end of period	$195,121	$174,503

Supplemental cash flow information:
Cash paid during the period for income taxes	$3,743	$11,865

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$—	$1,764